Exhibit 99.1

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Financial Results for Third Quarter

and First Nine Months of Fiscal 2015

Board Appoints Industry Veteran Joni Kahn as Chairperson of the Board of Directors

Adjusted EBITDA for the Third Quarter Improved by $1 million, or 83%, compared to Second Quarter

Gross Profit Margins Increased to 45%, compared to 36% in the Second Quarter

iAPPS Content Manager Awarded 2015 CODiE Award for Best Web Content Management Platform & Forrester Wave Report™ Named iAPPSds “Strong Performer”

Burlington, Mass., August 14, 2015 – Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its third quarter ended June 30th, 2015.

“I am excited to work more closely with the Company’s management; Bridgeline holds a best in breed solution with a tremendous list of pleased customers, as well as an exciting SaaS business model, which the company will increasingly focus on. With recent expense reductions and existing backlog that, while delayed, of which I fully expect such to be deployed, the Company should become solidly cash flow positive while possessing a compelling, and very scalable, business model”, said Joni Kahn, Bridgeline’s Chairperson of the Company’s Board of Directors.

"Ms. Kahn's extensive experience leading world-renowned services organizations over decades has established her as a well-respected voice across the technology industry and will help further extend Bridgeline Digitals' leadership in driving customer success and outstanding results for our enterprise and multi-unit customers," said Thomas Massie, Bridgeline Digital’s President and Chief Executive Officer. "Bridgeline Digitals customers rely on us to deliver the most advanced technology available, and Ms. Khan will certainly serve as an important asset as we enter our next significant growth phase."

“In addition to maximizing customer sentiment, this fiscal year we have focused on aligning expenses with our iAPPS related revenues, improving gross profit margins, and driving positive Adjusted EBITDA. Since January 2015, we aggressively implemented cost-reduction plans, which will yield more than $6 million in annualized savings”, said Thomas Massie, Bridgeline Digital’s President and Chief Executive Officer. “In the third quarter we saw Adjusted EBITDA improve by $1 million when compared to the second quarter of 2015, and sequentially our gross profit margins also improved from 36% to 45%. Bridgeline Digital is in a good position to begin driving positive Adjusted EBITDA in the fourth quarter of Fiscal 2015. The positive changes made to our operating model, combined with the recent CODiE award for Best Web Content Management Platform and our Strong Performer rating in the recent Forrester Wave™ Report, have us extremely excited about our future, our product and our value proposition.”

Third Quarter Highlights:

●	Adjusted EBIDTA was ($0.2) million for the third quarter of fiscal 2015, compared to ($1.2M) in the second quarter of fiscal 2015, an improvement of $1.0 million, or 83%.

●	Gross profit margins improved from 36% in the second quarter of 2015 compared to 45% in the third quarter of 2015.

●	Revenue for the third quarter of fiscal 2015 was $4.9 million, compared to $6.2 million in the third quarter of fiscal 2014.

●	Subscription and perpetual license revenue remained constant at $1.5 million in the third quarter of 2015, compared to $1.5 million in the third quarter of fiscal 2014.

●	Recurring revenue was $1.8 million in the third quarter of fiscal 2015, consistent with the third quarter of fiscal 2014.

●

We recently announced the release of iAPPS 5.3, which included new Page Builder functionality, API enhancements that improve site performance, and a best-in-class couponing engine that empowers non-technical users to execute dynamic eCommerce campaigns.

●

iAPPS Content Manager was awarded the 2015 CODiE Award for Best Content Management Platform globally and iAPPS Commerce was named a 2015 CODiE Award finalist for Best eCommerce System globally. These Awards are the premier Awards in the software and information industries by the SIIA and have been recognizing product excellence for 30 years.

Conference Call Information

Bridgeline Digital will host a conference call to discuss third quarter results at 8:30 a.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical micro sites, websites, intranets, and web stores. Bridgeline’s iAPPS digital engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with eight additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small businesses to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss applicable to common shareholders	$(1,141)	$(1,306)	$(5,375)	$(4,397)
Amortization of intangible assets	141	157	447	498
Stock-based compensation	81	134	244	301
Preferred stock dividends	31		82
Non-GAAP adjusted net loss	$(888)	$(1,015)	$(4,602)	$(3,598)

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted loss per diluted share:
GAAP net loss per share	$(0.26)	$(0.31)	$(1.24)	$(1.16)
Amortization of intangible assets	0.03	0.04	0.10	0.13
Stock-based compensation	0.02	0.03	0.06	0.08
Preferred stock dividends	0.01	-	0.02	-
Non-GAAP adjusted net loss	$(0.20)	$(0.24)	$(1.06)	$(0.95)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(1,141)	$(1,306)	$(5,375)	$(4,397)
Provision for income tax	25	24	88	80
Interest expense, net	220	190	585	524
Amortization of intangible assets	141	157	447	498
Depreciation	258	333	814	980
Net loss on disposal of fixed assets	58	-	58	-
EBITDA	(439)	(602)	(3,383)	(2,315)
Other amortization	137	132	411	375
Stock-based compensation	81	134	244	301
Preferred stock dividends	31	-	82	-
Adjusted EBITDA	$(190)	$(336)	$(2,646)	$(1,639)

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.26)	$(0.31)	$(1.24)	$(1.16)
Provision for income tax	0.01	0.01	0.02	0.02
Interest expense, net	0.05	0.04	0.13	0.14
Amortization of intangible assets	0.03	0.04	0.10	0.13
Depreciation	0.06	0.08	0.19	0.26
Net loss on disposal of fixed assets	0.01	-	0.01	-
Other amortization	0.03	0.03	0.10	0.10
Stock-based compensation	0.02	0.03	0.06	0.08
Preferred stock dividends	0.01	-	0.02	-
Adjusted EBITDA	$(0.04)	$(0.08)	$(0.61)	$(0.43)

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue:
Digital engagement services	$2,956	$4,233	$9,227	$12,392
Subscription and perpetual licenses	1,505	1,510	4,260	$4,394
Managed service hosting	415	409	1,188	1,181
Total revenue	4,876	6,152	14,675	17,967

Cost of revenue:
Digital engagement services	2,114	2,531	7,190	7,703
Subscription and perpetual licenses	473	422	1,366	1,271
Managed service hosting	76	66	224	218
Total cost of revenue	2,663	3,019	8,780	9,192
Gross profit	2,213	3,133	5,895	8,775

Operating expenses:
Sales and marketing	1,245	1,992	4,590	6,030
General and administrative	980	1,110	3,110	3,308
Research and development	373	613	1,442	1,715
Depreciation and amortization	422	510	1,315	1,515
Total operating expenses	3,020	4,225	10,457	12,568
Loss from operations	(807)	(1,092)	(4,562)	(3,793)
Interest and other expense, net	(278)	(190)	(643)	(524)
Loss before income taxes	(1,085)	(1,282)	(5,205)	(4,317)
Provision for income taxes	25	24	88	80
Net loss	$(1,110)	$(1,306)	$(5,293)	$(4,397)
Dividends on convertible preferred stock	(31)	-	(82)	-
Net loss applicable to common shareholders	$(1,141)	$(1,306)	$(5,375)	$(4,397)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.26)	$(0.31)	$(1.24)	$(1.16)
Number of weighted average shares outstanding:
Basic and diluted	4,348,865	4,259,297	4,321,132	3,805,689

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

ASSETS
	June 30,	September 30,
	2015	2014
Current Assets:
Cash and cash equivalents	$583	$1,256
Accounts receivable and unbilled revenues, net	3,155	3,342
Prepaid expenses and other current assets	605	747
Total current assets	4,343	5,345
Equipment and improvements, net	1,585	2,175
Intangible assets, net	1,136	1,582
Goodwill	23,141	23,141
Other assets	937	1,317
Total assets	$31,142	$33,560

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,256	$1,126
Accrued liabilities	986	957
Accrued earnouts, current	507	487
Debt, current	360	985
Capital lease obligations, current	399	364
Deferred revenue	2,191	1,990
Total current liabilities	5,699	5,909
Accrued earnouts, net of current portion	76	381
Debt, net of current portion	7,593	5,935
Capital lease obligations, net of current portion	29	247
Other long term liabilities	1,008	1,155
Total liabilities	14,405	13,627

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
205,132 and 0, issued and outstanding, respectively (liquidation preference $2,082)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized;
4,441,381 and 4,388,583 shares issued and outstanding, respectively	5	5
Additional paid-in-capital	49,993	47,790
Accumulated deficit	(32,904)	(27,529)
Accumulated other comprehensive loss	(357)	(333)
Total stockholders' equity	16,737	19,933
Total liabilities and stockholders' equity	$31,142	$33,560